Exhibit 99.1

Delek Logistics Partners, LP Reports Second Quarter 2021 Results
•Reported second quarter net income attributable to all partners of $43.2 million
•EBITDA of $66.8 million represented an increase of 3% y/y
•Second quarter distributable cash flow coverage ratio of 1.32x and total leverage ratio of approximately 3.6x
•Declared second quarter distribution of $0.940 per limited partner unit; reflects 4.4% increase y/y
•On-track to deliver 5% distribution growth in 2021 versus 2020 distributions
•Completed $400 million senior notes offering; creating flexibility and extending maturities

BRENTWOOD, Tenn., August 3, 2021 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2021. For the three months ended June 30, 2021, Delek Logistics reported net income attributable to all partners of $43.2 million, or $1.00 per diluted common limited partner unit. This compares to net income attributable to all partners of $44.4 million, or $1.18 per diluted common limited partner unit, in the second quarter 2020. Net cash from operating activities was $85.8 million in the second quarter 2021 compared to $37.5 million in the second quarter 2020. Distributable cash flow was $53.8 million in the second quarter 2021, compared to $57.0 million in the second quarter 2020.
For the second quarter 2021, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $66.8 million compared to $64.8 million in the second quarter 2020.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics' general partner, remarked: "Second quarter results improved sequentially based on the absence of Winter Storm Uri impacts and Paline pipeline maintenance both of which had unfavorable impacts on the first quarter results. Major planned turnaround activity for the year at Delek US is now complete, paving the way for strong utilization of DKL owned infrastructure."
Mr. Yemin continued, "Distribution growth in the quarter was 4.4% on a year-over-year basis and we remain committed to 5% distribution growth on a full-year basis. Our leverage and coverage ratios remain healthy providing flexibility to capitalize on growth opportunities. During the quarter, we successfully raised $400 million through a senior notes offering. This offering increases balance sheet flexibility and extends our debt maturities. DKL continues to perform well operationally and is well positioned for the future."
Distribution and Liquidity
On July 26, 2021, Delek Logistics declared a quarterly cash distribution of $0.94 per common limited partner unit for the second quarter 2021, which equates to $3.76 per common limited partner unit on an annualized basis. This distribution will be paid on August 11, 2021 to unitholders of record on August 5, 2021. This represents a 2.2% increase from the first quarter 2021 distribution of $0.92 per common limited partner unit, or $3.68 per common limited partner unit on an annualized basis, and a 4.4% increase over Delek Logistics’ second quarter 2020 distribution of $0.90 per common limited partner unit, or $3.60 per common limited partner unit annualized. For the second quarter 2021, the total cash distribution declared to all partners was approximately $40.8 million, resulting in a distributable cash flow coverage ratio of 1.32x.
As of June 30, 2021, Delek Logistics had total debt of approximately $928.7 million and cash of $2.2 million. Additional borrowing capacity, subject to certain covenants, under the $850.0 million credit facility was $561.2 million, which was enhanced by the recent notes offering. The total leverage ratio was within the requirements of the maximum allowable leverage ratio under the credit facility.
Financial Results
Contribution margin in the second quarter 2021 was $64.3 million compared to $61.3 million in the second quarter 2020. Higher refinery utilization, increased demand, contribution from the trucking asset dropdown and a lack of pipeline maintenance resulted in improved year-over-year performance in our assets.
Pipelines and Transportation Segment
Contribution margin in the second quarter 2021 was $45.2 million compared to $42.5 million in the second quarter 2020. This increase was primarily attributable to the higher utilization at the refineries, drop-down of the trucking assets (dropped on May 1st, 2020) and improved Paline pipeline performance.
Wholesale Marketing and Terminalling Segment
During the second quarter 2021, contribution margin was $19.1 million compared to $18.8 million in the second quarter 2020. This increase was primarily due to improved volumes and a higher gross margin in our West Texas wholesale business.

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Second Quarter 2021 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its second quarter 2021 results on Wednesday, August 4, 2021 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
Investors may also wish to listen to Delek US’ (NYSE: DK) second quarter 2021 earnings conference call on Wednesday, August 4, 2021 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distributable cash flow coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow and

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distributable cash flow coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,173	$4,243
Accounts receivable	18,065	15,676
Accounts receivable from related parties	—	5,932
Inventory	1,988	3,127
Other current assets	900	331
Total current assets	23,126	29,309
Property, plant and equipment:
Property, plant and equipment	701,823	692,282
Less: accumulated depreciation	(247,072)	(227,470)
Property, plant and equipment, net	454,751	464,812
Equity method investments	252,048	253,675
Operating lease right-of-use assets	25,051	24,199
Goodwill	12,203	12,203
Marketing contract intangible, net	120,182	123,788
Rights-of-way	36,991	36,316
Other non-current assets	11,124	12,115
Total assets	$935,476	$956,417

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$4,836	$6,659
Accounts payable to related parties	36,847	—
Interest payable	5,441	2,452
Excise and other taxes payable	4,560	4,969
Current portion of operating lease liabilities	8,014	8,691
Accrued expenses and other current liabilities	7,829	5,529
Total current liabilities	67,527	28,300
Non-current liabilities:
Long-term debt	928,728	992,291
Asset retirement obligations	6,245	6,015
Operating lease liabilities, net of current portion	16,976	15,418
Other non-current liabilities	23,847	22,694
Total non-current liabilities	975,796	1,036,418
Total liabilities	1,043,323	1,064,718
Equity (Deficit):
Common unitholders - public; 8,707,565 units issued and outstanding at June 30, 2021 (8,697,468 at December 31, 2020)	164,678	164,614
Common unitholders - Delek Holdings; 34,745,868 units issued and outstanding at June 30, 2021 (34,745,868 at December 31, 2020)	(272,525)	(272,915)
Total deficit	(107,847)	(108,301)
Total liabilities and deficit	$935,476	$956,417

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues:
Affiliate	$88,722	$87,629	$184,916	$194,328
Third-party	79,756	30,008	136,475	86,710
Net revenues	168,478	117,637	321,391	281,038
Cost of sales:
Cost of materials and other	88,695	43,892	169,866	145,185
Operating expenses (excluding depreciation and amortization presented below)	14,876	11,623	28,371	25,577
Depreciation and amortization	9,480	8,223	19,727	14,026
Total cost of sales	113,051	63,738	217,964	184,788
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	605	826	1,166	1,616
General and administrative expenses	6,077	4,721	10,937	10,851
Depreciation and amortization	487	471	979	967
Other operating income, net	(136)	—	(219)	(107)
Total operating costs and expenses	120,084	69,756	230,827	198,115
Operating income	48,394	47,881	90,564	82,923
Interest expense, net	11,658	10,670	21,395	22,494
Income from equity method investments	(6,642)	(6,462)	(10,691)	(12,015)
Other expense, net	(34)	(2)	(3)	(2)
Total non-operating expenses, net	4,982	4,206	10,701	10,477
Income before income tax expense (benefit)	43,412	43,675	79,863	72,446
Income tax expense (benefit)	166	(740)	350	235
Net income attributable to partners	$43,246	$44,415	$79,513	$72,211
Comprehensive income attributable to partners	$43,246	$44,415	$79,513	$72,211

Less: General partner's interest in net income, including incentive distribution rights	—	9,647	—	18,724
Limited partners' interest in net income	$43,246	$34,768	$79,513	$53,487

Net income per limited partner unit:
Common units - basic	$1.00	$1.18	$1.83	$1.98
Common units - diluted	$1.00	$1.18	$1.83	$1.98

Weighted average limited partner units outstanding:
Common units - basic	43,445,222	29,427,298	43,444,284	26,953,934
Common units - diluted	43,460,366	29,430,555	43,453,806	26,956,523

Cash distribution per limited partner unit	$0.940	$0.900	$1.860	$1.790

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$79,513	$72,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,706	14,993
Non-cash lease expense	4,507	640
Amortization of customer contract intangible assets	3,606	3,605
Amortization of deferred revenue	(911)	(945)
Amortization of deferred financing costs and debt discount	1,325	1,172
Income from equity method investments	(10,691)	(12,015)
Dividends from equity method investments	8,311	12,500
Other non-cash adjustments	453	1,218
Changes in assets and liabilities:
Accounts receivable	(2,389)	(2,703)
Inventories and other current assets	524	12,182
Accounts payable and other current liabilities	295	(11,890)
Accounts receivable/payable to related parties	39,756	(17,653)
Non-current assets and liabilities, net	2,519	(934)
Changes in assets and liabilities	40,705	(20,998)
Net cash provided by operating activities	147,524	72,381
Cash flows from investing activities
Asset acquisitions from Delek Holdings, net of assumed liabilities	—	(100,527)
Purchases of property, plant and equipment	(8,762)	(4,997)
Proceeds from sales of property, plant and equipment	219	107
Purchases of intangible assets	(675)	—
Distributions from equity method investments	5,400	1,690
Equity method investment contributions	(1,393)	(10,515)
Net cash used in investing activities	(5,211)	(114,242)
Cash flows from financing activities
Proceeds from issuance of additional units to maintain 2% General Partner interest	—	10
Distributions to general partner	—	(18,156)
Distributions to common unitholders - public	(15,916)	(15,835)
Distributions to common unitholders - Delek Holdings	(63,585)	(27,549)
Distributions to Delek Holdings unitholders and general partner related to Trucking Assets Acquisition	—	(47,558)
Proceeds from revolving credit facility	148,300	413,000
Payments on revolving credit facility	(606,100)	(251,400)
Proceeds from issuance of senior notes	400,000	—
Deferred financing costs paid in connection with debt issuances	(6,326)	—
Payments on finance lease	(756)	—
Net cash (used in) provided by financing activities	(144,383)	52,512
Net (decrease) increase in cash and cash equivalents	(2,070)	10,651
Cash and cash equivalents at the beginning of the period	4,243	5,545
Cash and cash equivalents at the end of the period	$2,173	$16,196
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$17,081	$21,298
Non-cash investing activities:
Increase (decrease) in accrued capital expenditures	$1,557	$(1,317)
Equity issuance to Delek Holdings unitholders in connection with Big Spring Gathering Assets Acquisition	$—	$109,514
Non-cash financing activities:
Non-cash lease liability arising from obtaining right of use assets during the period	$5,572	$15,779

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Net Income to EBITDA:
Net income	$43,246	$44,415	$79,513	$72,211
Add:
Income tax expense	166	(740)	350	235
Depreciation and amortization	9,967	8,694	20,706	14,993
Amortization of customer contract intangible assets	1,803	1,803	3,606	3,605
Interest expense, net	11,658	10,670	21,395	22,494
EBITDA	$66,840	$64,842	$125,570	$113,538

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$85,792	$37,545	$147,524	$72,381
Changes in assets and liabilities	(29,842)	19,344	(40,705)	20,998
Non-cash lease expense	(2,489)	(366)	(4,507)	(640)
Distributions from equity method investments in investing activities	1,476	1,580	5,400	1,690
Maintenance and regulatory capital expenditures	(1,133)	(98)	(2,862)	(726)
Reimbursement from Delek Holdings for capital expenditures	4	16	1,577	55
Accretion of asset retirement obligations	(115)	(107)	(230)	(214)
Deferred income taxes	—	(943)	(65)	(943)
Other operating income, net	136	—	219	107
Distributable Cash Flow	$53,829	$56,971	$106,351	$92,708

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
Distributions to partners of Delek Logistics, LP	2021	2020	2021	2020
Limited partners' distribution on common units	$40,846	$26,490	$80,814	$48,229
General partner's distributions	—	542	—	986
General partner's incentive distribution rights	—	8,937	—	17,632
Total distributions to be paid (1)	$40,846	$35,969	$80,814	$66,847

Distributable cash flow	$53,829	$56,971	$106,351	$92,708
Distributable cash flow coverage ratio (2)	1.32x	1.58x	1.32x	1.39x
(1) The distributions for the three and six months ended June 30, 2020 reflect the impact of the distribution waiver that waived all of the distributions for the first quarter of 2020 on the 5.0 million Additional Units, related to the Big Spring Gathering Assets transaction, with respect to base distributions and the IDRs. In addition, the distributions for the three months ended March 31, 2020 reflect the waiver of distributions in respect of the IDRs associated with the Additional Units for at least two years. Subsequently, the IDRs were eliminated in the Restructuring Transaction on August 13, 2020.
(2) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Pipelines and Transportation
Net revenues:
Affiliate	$65,664	$61,394	$128,712	$99,897
Third party	4,771	2,032	6,698	11,496
Total pipelines and transportation	70,435	63,426	135,410	111,393
Cost of sales:
Cost of materials and other	14,346	11,182	27,425	17,280
Operating expenses (excluding depreciation and amortization)	10,858	9,731	21,030	21,187
Segment contribution margin	$45,231	$42,513	$86,955	$72,926
Capital spending	$1,531	$417	$7,376	$863

Wholesale Marketing and Terminalling
Net revenues:
Affiliates (1)	$23,058	$26,235	$56,204	$94,431
Third party	74,985	27,976	129,777	75,214
Total wholesale marketing and terminalling	98,043	54,211	185,981	169,645
Cost of sales:
Cost of materials and other	74,349	32,710	142,441	127,905
Operating expenses (excluding depreciation and amortization)	4,623	2,718	8,507	6,006
Segment contribution margin	$19,071	$18,783	$35,033	$35,734
Capital spending	$1,060	$235	$3,014	$2,818

Consolidated
Net revenues:
Affiliates	$88,722	$87,629	$184,916	$194,328
Third party	79,756	30,008	136,475	86,710
Total consolidated	168,478	117,637	321,391	281,038
Cost of sales:
Cost of materials and other	88,695	43,892	169,866	145,185
Operating expenses (excluding depreciation and amortization presented below)	15,481	12,449	29,537	27,193
Contribution margin	64,302	61,296	121,988	108,660
General and administrative expenses	6,077	4,721	10,937	10,851
Depreciation and amortization	9,967	8,694	20,706	14,993
Other operating income, net	(136)	—	(219)	(107)
Operating income	$48,394	$47,881	$90,564	$82,923
Capital spending	$2,591	$652	$10,390	$3,681

(1) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the marketing contract intangible we acquired in connection with the Big Spring acquisition.

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
Pipelines and Transportation	2021	2020	2021	2020
Maintenance capital spending	$449	$119	$926	$430
Discretionary capital spending	1,082	298	6,450	433
Segment capital spending	$1,531	$417	7,376	863
Wholesale Marketing and Terminalling
Maintenance capital spending	$681	$232	720	1,362
Discretionary capital spending	379	3	2,294	1,456
Segment capital spending	$1,060	$235	3,014	2,818
Consolidated
Maintenance capital spending	$1,130	$351	1,646	1,792
Discretionary capital spending	1,461	301	8,744	1,889
Total capital spending	$2,591	$652	$10,390	$3,681

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Pipelines and Transportation Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	53,316	79,066	48,743	75,995
Refined products pipelines to Enterprise Systems	39,193	56,093	32,806	55,110
El Dorado Gathering System	17,430	9,447	14,670	13,449
East Texas Crude Logistics System	27,497	10,275	26,790	12,224
Big Spring Gathering System	79,589	105,162	76,672	105,162
Plains Connection System	122,529	—	115,484	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	74,565	65,028	73,271	68,839
Big Spring marketing throughputs (average bpd)	75,136	76,004	74,038	71,195
West Texas marketing throughputs (average bpd)	9,395	9,143	9,765	12,612
West Texas gross margin per barrel	$4.24	$0.64	$3.81	$1.96
Terminalling throughputs (average bpd) (2)	139,987	138,593	142,250	136,961
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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